UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report: January 10, 2007

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33072	20-3562868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On January 10, 2007, SAIC, Inc. and its wholly-owned operating subsidiary Science Applications International Corporation (collectively, the “Company”), announced some organizational changes. The operations of one of the Company’s six operating groups, the Research, Development, Testing and Evaluation Group led by Theoren (Trey) P. Smith III, will be integrated into the existing operations of two other groups. Dr. Smith will become the Chief Technology Officer (“CTO”) effective January 31, 2007. Donald H. Foley, the current Chief Engineering and Technology Officer (“CETO”), will continue to serve as an Executive Vice President of the Company, reporting to the Chief Executive Officer, after Dr. Smith assumes the CTO position on January 31, 2007. On January 10, 2007, Dr. Foley also resigned as a member of the Company’s Board of Directors. Dr. Foley will devote his efforts to managing the Company’s activities relating to its contract to provide a C4I (Command, Control, Communications, Coordination and Integration) system to the Greek government.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SAIC, INC.

Date: January 10, 2007	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Senior Vice President
General Counsel and Secretary

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